Exhibit A

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned, a Director of Great Plains Energy Incorporated, a Missouri corporation, does hereby constitute and appoint Bernard J. Beaudoin, Jeanie S. Latz or Mark G. English, his true and lawful attorney and agent, with full power and authority to execute in the name and on behalf of the undersigned director a Report on Form 4 or Form 5 and all amendments thereto; hereby granting unto such attorney and agent full power of substitution and revocation in the premises; and hereby ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 24th day of January 2003.

/s/Luis A. Jimenez
Luis A. Jimenez

STATE OF MISSOURI	)
	)	ss
COUNTY OF JACKSON	)

          On this 24th day of January 2003, before me the undersigned, a Notary Public, personally appeared Luis A. Jimenez, to be known to be the person described in and who executed the foregoing instrument, and who, being by me first duly sworn, acknowledged that he executed the same as his free act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

/s/Jacquetta L. Hartman
Notary Public
Ray County, Missouri

My Commission Expires: April 8, 2004